Exhibit 99.1

News Release

Inpixon Reports Third Quarter 2020 Financial Results and
Provides Corporate Update

Revenue for the Third Quarter of 2020 Increases 66% Year-over-Year

Added Key Capabilities to Indoor Intelligence Platform, Expanded Customer Base and Opened New Verticals Resulting from Strategic Acquisitions

Conference Call to be Held Today at 4:30 p.m. Eastern Time

PALO ALTO, Calif., Nov. 12, 2020 /PRNewswire/ — Inpixon (Nasdaq: INPX), the Indoor Intelligence™ company, today provided a business update and reported financial results for the third quarter of 2020.

Recent Milestones:

●	Acquired Nanotron, a global location awareness technology company; Oct. 2020 acquisition increases revenue and is expected to be accretive to earnings

●	Acquired "blue dot" on-device positioning technology and intellectual property assets in Aug. 2020, expanding Inpixon’s Indoor Intelligence capabilities on mobile devices

●	Acquired an exclusive global distribution and development license for SYSTAT and SigmaPlot software suite of products in June 2020; acquisition increases revenue and is expected to be accretive to earnings

●	Inpixon RF Video Connector integrated into Genetec Security Center Omnicast for sensor fusion-enabled video analytics

●	Participated in CNN-moderated "Reclaim Your Workplace: Creating a Resilient Environment Post-Pandemic" roundtable

●	Expanded Latin American reach — executed sales and distribution agreement with importer and distributor, GASCOM

●	Inpixon and FSI team for facility management solutions incorporating intelligent maps to combat COVID-19

●	Inpixon and The CXApp collaborate on desk-booking and enterprise campus apps plus multi-technology social distancing and contact tracing methodologies designed to reduce COVID-19 infections and enhance incident response

●	Received FCC certification for ultra-wideband (UWB) module

Nadir Ali, CEO of Inpixon, commented, “This has been a productive quarter, to say the least. In the beginning of the year, we set out a goal to grow our business in terms of revenue and to continue the path of innovation we initiated last year in order to develop the most comprehensive, intelligent platform available in the market for Indoor Intelligence. By successfully completing a number of key acquisitions, in 2020 we increased our technical advantage by adding key capabilities, such as on-device positioning, which can be leveraged by device users to understand where they are within a building, and two-way ranging, allowing for the measurement of distance between two devices. We also acquired best-in-class UWB technology, permitting finer, more precise positioning capabilities down to 30 cm with the acquisition of Nanotron Technologies GmbH, a market leader in UWB technologies.

“With the transactions completed this year, we expanded our operations to Europe, as well as our customer base internationally in Europe, Asia, Africa, South America and the Middle East, and our partner relationships with marquee distribution and technology partners. We have expanded our reach to new verticals such as mine safety, livestock and manufacturing, and added additional use cases such as collision avoidance, safety zones and RTLS. We also strengthened our intellectual property portfolio by acquiring a number of patents, trademarks and other rights.

“Even during an unprecedented year of challenges faced by people and businesses throughout the world, Inpixon has transformed as an organization, becoming financially and operationally stronger. We have expanded our technological capabilities and product offerings as a premier provider of Indoor Intelligence solutions with the ability to offer our customers insights about their spaces that we believe far exceed our competitors. Importantly, we have become a one-stop solution for Indoor Intelligence. Rather than only selling products or services to address a single issue or as part of a total solution typically requiring the integration of offerings by multiple vendors, we can provide a comprehensive solution to address certain key pain points of our customers. We are approaching global enterprises, including some well-known Fortune 500 companies, offering what we believe is unparalleled Indoor Intelligence capabilities under one roof to address safety and security concerns, increase operational efficiencies and improve their bottom line. We believe this approach has resonated extremely well among customers, partners, distributors and resellers.

“With approximately $31.4 million of cash as of September 30, 2020, we believe we are well positioned for continued growth and have the flexibility to execute on our growth strategy. We are focused on creating long-term shareholder value, and in 2020 we concentrated on continuing to enhance and expand our capabilities to be a single-source provider of premier Indoor Intelligence solutions. Our efforts are aimed at scaling the business both organically and through M&A, and I’m confident that despite the challenges of this year with COVID-19, our growth strategy is working as indicated by the 66% increase in revenue for the third quarter ended September 30, 2020, compared to the same period last year. This growth reflects a recovery back to the growth rates we were achieving prior to the shelter-in-place directives we had to contend with in Q2 2020, and I expect this growth trend to continue in Q4 2020.”

Financial Results

Revenues for the third quarter ended September 30, 2020 were $2.55 million compared to $1.53 million for the comparable period in the prior year for an increase of $1.02 million or approximately 66%. The increase in revenues was primarily attributable to an increase in sales in our Aware and Mapping product lines and the addition of sales from the new Systat licensing product line. Gross profit for the three months ended September 30, 2020 was $1.9 million compared to $1.2 million for the comparable period in the prior year, an increase of 66%. The gross profit margin for the three months ended September 30, 2020 and 2019 was 75%. Net loss attributable to stockholders of Inpixon for the three months ended September 30, 2020 was $7.5 million compared to a net loss of $6.6 million for the comparable period in the prior year. The higher loss of approximately $0.9 million was primarily attributable the higher operating expenses offset by the increased revenue during the three months ended September 30, 2020. Non-GAAP Adjusted EBITDA for the three months ended September 30, 2020 was a loss of $4.6 million compared to a loss of $2.4 million for the prior period in 2019. EBITDA is defined as net income (loss) before interest, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is used by Inpixon management as a metric by which it manages the business. It is defined as EBITDA plus adjustments for other income or expense items, non-recurring items and other non-cash items including stock-based compensation.

Proforma non-GAAP net loss per basic and diluted common share for the three months ended September 30, 2020 was a loss of $0.13 per share compared to a loss of $7.44 per share for the prior period in 2019. Proforma non-GAAP net income (loss) per share is used by the Company's management as an evaluation tool as it manages the business and is defined as net income (loss) per basic and diluted share adjusted for stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings  and one time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Conference Call

Management will host a conference call at 4:30 p.m. Eastern Time on Thursday, November 12, 2020 to discuss the Company’s financial results for the third quarter ended September 30, 2020 as well as the Company's corporate progress and other developments.

The conference call will be available via telephone by dialing toll free 866-342-8591 for U.S. callers or +1 203-518-9713 for international callers, or on the Company’s Investors section of the website: ir.inpixon.com.

A webcast replay will be available on the Company’s Investors section of the website (ir.inpixon.com) through February 12, 2021. A telephone replay of the call will be available approximately one hour following the call, through November 19, 2020 and can be accessed by dialing 877-481-4010 for U.S. callers or +1 919-882-2331 for international callers and entering conference ID: 38565.

About Inpixon

Inpixon® (Nasdaq: INPX) is the Indoor Intelligence™ company that specializes in capturing, interpreting and giving context to indoor data so it can be translated into actionable intelligence. The company’s Indoor Intelligence platform ingests diverse data from IoT, third-party and proprietary sensors designed to detect and position active cellular, Wi-Fi, UWB and Bluetooth devices. Paired with a high-performance data analytics engine, patented algorithms, and advanced mapping technology, Inpixon’s solutions are leveraged by a multitude of industries to do good with indoor data. This multidisciplinary depiction of indoor data enables users to increase revenue, decrease costs, and enhance safety. Inpixon customers can boldly take advantage of location awareness, analytics, sensor fusion and the Internet of Things (IoT) to uncover the untold stories of the indoors. For the latest insights, follow Inpixon on LinkedIn, Twitter, and visit inpixon.com.

Safe Harbor Statement

All statements in this release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of the control of Inpixon and its subsidiaries, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of economic conditions, the impact of COVID-19 on Inpixon's results of operations, our ability to integrate the businesses we acquire into our existing business, the performance of management and employees, the regulatory landscape as it relates to privacy regulations and their applicability to Inpixon’s technology, Inpixon's ability to maintain compliance with Nasdaq’s minimum bid price requirement and other continued listing requirements, including during a panel monitoring period ending on February 5, 2021, the ability to obtain financing, competition, general economic conditions and other factors that are detailed in Inpixon's periodic and current reports available for review at sec.gov. Furthermore, Inpixon operates in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. Inpixon disclaims any intention to, and undertakes no obligation to, update or revise forward-looking statements.

Non-GAAP Financial Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles in the United States (“GAAP”) are useful measures of operations. EBIDTA, Adjusted EBITDA and pro forma net loss per share are non-GAAP measures. Inpixon defines “EBITDA” as net income (loss) before interest, provision for (benefit from) income taxes, and depreciation and amortization. Management uses Adjusted EBITDA as the matrix in which it manages the business and Inpixon defines “Adjusted EBITDA” as EBITDA plus adjustments for deemed dividends, other income or expense items, non-recurring items and non-cash items. Inpixon defines “pro forma net loss per share” as GAAP net loss per share adjusted for deemed dividends, stock based compensation, amortization of intangibles, provision for doubtful accounts, severance costs, acquisition costs, costs associated with public offerings  and one time charges including loss on the exchange of debt for equity and provision for valuation allowances.

Management provides Adjusted EBITDA and pro forma net loss per share measures so that investors will have the same financial information that management uses, which may assist investors in assessing Inpixon’s performance on a period-over-period basis. Adjusted EBITDA or pro forma net loss per share is not a measure of financial performance under GAAP, and should not be considered an alternative to net income (loss) or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA and pro forma net loss per share have limitations as analytical tools and should not be considered either in isolation or as a substitute for analysis of Inpixon’s results as reported under GAAP.

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Non-GAAP Financial Measures” table accompanying this press release.

Inpixon Contacts

Media relations and general inquiries:
Inpixon
Email: marketing@inpixon.com
Web: inpixon.com/contact-us

Investor relations:
Crescendo Communications, LLC
Tel: +1 212-671-1020
Email: INPX@crescendo-ir.com

###

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except number of shares and par value data)

	As of
	September 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$31,376	$4,777
Accounts receivable, net	1,948	1,108
Notes and other receivables	378	74
Inventory	414	400
Prepaid assets and other current assets	1,144	406
Total Current Assets	35,260	6,765

Property and equipment, net	553	145
Operating lease right-of-use asset, net	1,622	1,585
Software development costs, net	1,729	1,544
Intangible assets, net	10,761	8,400
Goodwill	2,555	2,070
Receivable from related party	--	616
Other assets	113	94
Total Assets	$52,593	$21,219

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$813	$2,383
Accrued liabilities	1,914	1,863
Operating lease obligation	572	776
Deferred revenue	1,842	912
Short-term debt	6,150	7,304
Acquisition liability	750	502
Total Current Liabilities	12,041	13,740

Long Term Liabilities
Operating lease obligations, noncurrent	1,074	837
Other liabilities	7	7
Deferred tax liability, noncurrent	--	87
Acquisition liability, noncurrent	--	500
Total Liabilities	13,122	15,171

Commitments and Contingencies	--	--

Stockholders’ Equity
Preferred Stock - $0.001 par value; 5,000,000 shares authorized, consisting of Series 4 ConvertiblePreferred Stock - 10,415 shares authorized; 1 and 1 issued, and 1 and 1 outstanding as of September 30, 2020 and December 31, 2019, respectively, Series 5 Convertible Preferred Stock - 12,000 shares authorized; 126 and 126 issued, and 126 and 126 outstanding as of September 30, 2020 and December 31, 2019, respectively.	--	--
Common Stock - $0.001 par value; 250,000,000 shares authorized; 42,259,314 and 4,234,923 issued and 42,259,313 and 4,234,922 outstanding as of September 30, 2020 and December 31, 2019, respectively.	42	4
Additional paid-in capital	212,913	158,382
Treasury stock, at cost, 1 share	(695)	(695)
Accumulated other comprehensive income	(130)	94
Accumulated deficit (excluding $2,442 reclassified to additional paid in capital in quasi-reorganization)	(172,710)	(151,763)
Stockholders’ Equity Attributable to Inpixon	39,420	6,022

Non-controlling interest	51	26

Total Stockholders’ Equity	39,471	6,048

Total Liabilities and Stockholders’ Equity	$52,593	$21,219

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except per share data)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
	(Unaudited)		(Unaudited)
Revenues	$2,554	$1,534	$5,434	$4,387
Cost of Revenues	645	382	1,459	1,109

Gross Profit	1,909	1,152	3,975	3,278

Operating Expenses
Research and development	1,717	926	4,329	2,677
Sales and marketing	1,703	847	3,862	2,161
General and administrative	4,103	3,521	10,371	9,890
Acquisition related costs	344	573	540	1,220
Amortization of intangibles	288	969	1,811	2,602
Total Operating Expenses	8,155	6,836	20,913	18,550

Loss from Operations	(6,246)	(5,684)	(16,938)	(15,272)

Other Income (Expense)
Interest expense, net	(537)	(1,190)	(1,934)	(2,053)
Provision for valuation allowance on held for sale loan	(679)	--	(1,514)	--
Loss on exchange of debt for equity	--	(27)	(132)	(188)
Other income (expense)	11	289	(488)	518
Total Other Income (Expense)	(1,205)	(928)	(4,068)	(1,723)

Net Loss from Operations, before tax	(7,451)	(6,612)	(21,006)	(16,995)
Income tax benefit	--	33	87	35
Net Loss	(7,451)	(6,579)	(20,919)	(16,960)

Net Income Attributable to Non-controlling Interest	16	5	25	9

Net Loss Attributable to Stockholders of Inpixon	$(7,467)	$(6,584)	$(20,944)	$(16,969)

Deemed dividend for triggering of warrant down round feature	--	--	--	(1,250)
Net Loss Attributable to Common Stockholders	$(7,467)	$(6,584)	$(20,944)	$(18,219)

Net Loss Per Share - Basic and Diluted	$(0.18)	$(12.68)	$(0.90)	$(65.89)

Weighted Average Shares Outstanding
Basic and Diluted	41,544,961	519,257	23,203,004	276,499

Comprehensive Loss
Net Loss	$(7,451)	$(6,579)	$(20,919)	$(16,960)
Unrealized foreign exchange gain/(loss) from cumulative translation adjustments	70	(67)	(225)	(36)
Comprehensive Loss	$(7,381)	$(6,646)	$(21,144)	$(16,996)

INPIXON AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	For the Nine Months Ended
	September 30,
	2020	2019
	(Unaudited)

Cash Flows Used In Operating Activities
Net loss	$(20,919)	$(16,960)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	568	826
Amortization of intangible assets	1,929	2,602
Amortization of right of use asset	322	267
Stock based compensation	941	2,618
Amortization of technology	--	50
Loss on exchange of debt for equity	132	188
Amortization of debt discount	2,272	1,543
Accrued interest income, related party	(32)	--
Provision for doubtful accounts	--	358
Provision for the valuation allowance held for sale loan	1,514	--
Provision for the valuation allowance related party receivable	648	--
Income tax benefit	(87)	(35)
Other	74	23

Changes in operating assets and liabilities:
Accounts receivable and other receivables	(1,111)	(1,241)
Inventory	(14)	(194)
Other current assets	(814)	(45)
Other assets	(20)	(284)
Accounts payable	(1,359)	1,140
Accrued liabilities	54	56
Deferred revenue	224	(369)
Operating lease liabilities	(325)	--
Other liabilities	453	400
Total Adjustments	5,369	7,903
Net Cash Used in Operating Activities	(15,550)	(9,057)

Cash Flows Used in Investing Activities
Purchase of property and equipment	(546)	(58)
Investment in capitalized software	(688)	(658)
Cash paid for the acquisition of Jibestream	--	(3,714)
Cash paid for the acquisition of GTX	--	(250)
Cash paid for the acquisition of Locality	--	(204)
Cash paid for the Systat Licensing Agreement	(2,200)	--
Cash paid for the acquisition of Ten Degrees	(1,500)	--
Net Cash Flows Used in Investing Activities	(4,934)	(4,884)

Cash Flows From Financing Activities
Net (repayments) proceeds to bank facility	(150)	237
Net proceeds from issuance of common stock, preferred stock and warrants	--	14,791
Net proceeds from issuance of common stock	44,041	--
Net repayments of notes payable	(74)	(71)
Loans to related party	(1,806)	(9,866)
Advances to related party	--	(15)
Repayments from related party	292	1,683
Loan to Jibestream	--	(141)
Loan to GTX	--	(50)
Net proceeds from promissory notes	5,000	6,750
Repayment of acquisition liability to Locality shareholders	(250)	--
Net Cash Provided By Financing Activities	47,053	13,318

Effect of Foreign Exchange Rate on Changes on Cash	(42)	(36)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	26,527	(659)

Cash, Cash Equivalents and Restricted Cash - Beginning of period	4,849	1,224

Cash, Cash Equivalents and Restricted Cash - End of period	$31,376	$565

Reconciliation of Non-GAAP Financial Measures:

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In thousands)	2020	2019	2020	2019
Net loss attributable to common stockholders	$(7,467)	$(6,584)	$(20,944)	$(18,219)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	--	27	132	188
Provision for valuation allowance on held for sale loan	679	--	1,514	--
Provision for the valuation allowance related party receivable	--	--	648	--
Settlement of litigation	--	--	--	6
Acquisition transaction/financing costs	344	573	540	1,220
Costs associated with public offering	--	--	--	50
Severance	--	26	--	126
Bad debts expense/provision	444	253	444	358
Deemed dividend for triggering of warrant down round feature	--	--	--	1,250
Stock-based compensation – compensation and related benefits	256	871	941	2,618
Interest expense, net	537	1,190	1,934	2,054
Depreciation and amortization	589	1,268	2,497	3,428
Income tax benefit	--	(33)	(87)	(35)

Adjusted EBITDA	$(4,618)	$(2,409)	$(12,381)	$(6,956)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(In thousands, except share data)	2020	2019	2020	2019
Net loss attributable to common stockholders	$(7,467)	$(6,584)	$(20,944)	$(18,219)
Adjustments:
Non-recurring one-time charges:
Loss on exchange of debt for equity	--	27	132	188
Provision for valuation allowance on held for sale loan	679	--	1,514	--
Provision for the valuation allowance related party receivable	--	--	648	--
Settlement of litigation	--	--	--	6
Acquisition transaction/financing costs	344	573	540	1,220
Costs associated with public offering	--	--	--	50
Severance	--	26	--	126
Bad debts expense/provision	444	253	444	358
Deemed dividend for triggering of warrant down round feature	--	--	--	1,250
Stock-based compensation – compensation and related benefits	256	871	941	2,618
Amortization of intangibles	288	969	1,811	2,602
Proforma non-GAAP net loss	$(5,456)	$(3,865)	$(14,914)	$(9,801)
Proforma non-GAAP net loss per basic and diluted common share	$(0.13)	$(7.44)	$(0.64)	$(35.45)
Weighted average basic and diluted common shares outstanding	41,544,961	519,257	23,203,004	276,499